UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2015

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2015, Richard B. West, Senior Vice President and Chief Financial Officer of Packaging Corporation of America (“PCA”), notified PCA of his plans to retire. Mr. West will serve as PCA’s Chief Financial Officer (and Principal Financial Officer and Principal Accounting Officer) through September 1, 2015 and plans to retire on March 1, 2016.

On June 3, 2015, PCA announced that Robert P. Mundy will join PCA on July 1, 2015 and will succeed Mr. West as Senior Vice President and Chief Financial Officer and PCA’s Principal Financial Officer and Principal Accounting Officer effective September 1, 2015. The press release announcing such actions is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Mr. Mundy, age 53, has served as Senior Vice President and Chief Financial Officer of Verso Corporation, a leading North American supplier of coated papers to catalog and magazine publishers, since 2006. He previously worked at International Paper Company, a global paper and packaging company, from 1983 to 2006, where he was Director of Finance of the Coated and Supercalendered Papers Division from 2002 to 2006, Director of Finance Projects from 2001 to 2002, Controller of Masonite Corporation from 1999 to 2001, and Controller of the Petroleum and Minerals business from 1996 to 1999. He served in various business positions at International Paper from 1983 to 1996.

Mr. Mundy is not party to any business relationship with PCA that requires disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Mundy is not party to an employment agreement with PCA. A summary of Mr. Mundy’s compensation terms is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated June 3, 2015

99.2	Summary of Compensation Terms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel and Secretary

Date: June 5, 2015